UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 31, 2006
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT 59116
(Address of principal executive offices, including zip code)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 31, 2006, First Interstate BancSystem, Inc. (the “Registrant”) issued its third quarter 2006 performance report and shareholders’ letter (the “Shareholders’ Letter”) to holders of common stock of the Company as of that date.

Certain statements contained in the Shareholders’ Letter constitute “forward-looking statements” that involve risk and uncertainties. The Registrant desires to caution readers that the following factors, among others, may cause the actual results, performance or achievements of the Registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions in those areas in which the Registrant operates, credit quality, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans and changes in governmental regulations. These and other risk factors are set forth in the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Shareholders’ Letter is attached as Exhibit 99 to this Current Report on Form 8-K.

In the Shareholders’ Letter under the heading “Selected Ratios,” the Registrant included the ratio “Return on average common equity excluding market adjustment of securities,” which constitutes a non-GAAP financial measure (the “non-GAAP ratio”). The most directly comparable financial measure presented in accordance with GAAP is the ratio “Return on average common equity” which appears immediately prior to the non-GAAP ratio. A reconciliation between the two ratios is derived by including mark-to-market adjustment of securities as required under GAAP. The Registrant’s management believes the presentation of the non-GAAP ratio provides useful information to investors because the ratio does not take into account the mark-to-market adjustment of only a portion of the Company’s balance sheet.
Item 7.01 Regulation FD Disclosure.
The information furnished under Item 2.02 is also being furnished under this Item 7.01.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibit 99 — Third Quarter 2006 Shareholders’ Letter

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 31, 2006

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer